Exhibit 99.1

Jaguar Health Reports Voting Results from Special Meeting of Stockholders & Announces December 23rd Investor Webinar

All proposals approved

Company not implementing a reverse split at this time

Swiss Growth Forum hosting investor webinar Wednesday, December 23rd at 10:30 AM Eastern regarding appearance of new coronavirus strain underscoring urgency to seek European conditional approval for crofelemer for ‘long-hauler’ syndrome gastrointestinal distress as strategy pursued in potential merger of Napo EU with the European Post Pandemic Recovery Equity special purpose acquisition company (SPAC)

San Francisco, CA (December 22, 2020): Jaguar Health, Inc. (NASDAQ: JAGX) (‘‘Jaguar’’ or the ‘‘Company’’) today announced the voting results of Jaguar’s December 9, 2020 Special Meeting of Stockholders (the “Special Meeting”), which, as previously announced, was adjourned until December 22, 2020.

Two proposals were submitted to and approved by the stockholders of the Company at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting filed with the SEC on November 6, 2020. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

“Although we do not intend to effect a reverse split of the Company’s issued and outstanding voting common stock at this time, we are grateful to our shareholders for voting to approve the related proposal,” Lisa Conte, Jaguar’s president, and CEO said. “Jaguar’s Board and management are optimistic about the future, and seeking the discretion to implement actions, if necessary to maintain Jaguar’s Nasdaq listing, is an important responsibility of the Board.”

As announced last week, Jaguar completed a road show with Swiss Growth Forum, a sponsor of the European special purpose acquisition company, “Post Pandemic Recovery Equity” (“the SPAC”). Napo EU, a subsidiary the Company plans to establish in Europe focusing on development of crofelemer for diarrhea related to ‘long-hauler’ post COVID-19 recovery patient syndrome, is the target of a potential merger with the SPAC, which is targeting investment between 20 million and 50 million euros. Napo EU will have an exclusive license to crofelemer for Europe (excluding Russia), the Company’s novel proprietary drug, and obligations to develop crofelemer for the indications of inflammatory diarrhea and HIV-related diarrhea.

Swiss Growth Forum is hosting an investor webinar on Wednesday, December 23rd at 10:30 AM Eastern regarding Napo EU and the SPAC. Investors wishing to take part in the webinar are invited to register by clicking here.

“With the appearance of a mutated strain of COVID-19 that appears to be more transmissible, the population of post COVID-19 recovery patients suffering from gastrointestinal distress associated with long-hauler syndrome may expand significantly,” said Conte. “In light of this development, we plan to seek conditional marketing authorization from the European Medicines Agency for crofelemer for the proposed indication of prophylaxis and/or symptomatic relief of inflammatory diarrhea.”

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s plan to establish a subsidiary in Europe focusing on development of crofelemer for diarrhea related to ‘long-hauler’ post COVID-19 recovery patient syndrome, statements regarding the potential merger of Napo EU with the SPAC, the targeting of investment between 20 million and 50 million euros by the SPAC, the expectation that Napo EU will have an exclusive license to crofelemer for Europe (excluding Russia) and obligations to develop crofelemer for the indications of inflammatory diarrhea and HIV-related diarrhea, the expectation that Swiss Growth Forum is hosting an investor webinar on Wednesday, December 23, 2020, and the belief that, with the appearance of a mutated strain of COVID-19 that appears to be more transmissible, the population of post COVID-19 recovery patients suffering from gastrointestinal distress associated with long-hauler syndrome may expand significantly. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX